                                                                    EXHIBIT 10.5

                                                              SHW Draft
                                                              =========
                                                              8-4-97
                                                              =======

                             EMPLOYMENT AGREEMENT
                             --------------------


          This Employment Agreement (this "Agreement") is entered into as of this ____ day of ______________, 1997 between Richard C. Fellhauer ("Executive") and Equality Bancorp, Inc., a Delaware corporation (the "Company").

          WHEREAS, Executive is currently employed by Equality Savings and Loan Association, F.A. (the "Association"), a federally-chartered capital stock savings association, as its President and Chief Executive Officer under the employment agreement entered into between Executive, First Missouri Financial, M.H.C. ("First Missouri"), the Association's mutual holding company, and the Association dated as of March 1, 1996, (the "Prior Agreement"); and

          WHEREAS, Executive is currently employed by First Missouri as its President and Chief Executive Officer; and

          WHEREAS, First Missouri and the Association adopted a Plan of Conversion and Reorganization on May 16, 1997, as subsequently amended, whereby, among other things, First Missouri will be converted to the stock form of organization, the Association will change its corporate title to "Equality Savings Bank" (the "Bank"), the Company will acquire 100 percent of the outstanding shares of stock of the Bank, First Missouri will cease to exist and the Company will issue shares of its common stock in an exchange offer to the public stockholders of the Association and in a subscription and community offering to eligible members of First Missouri and the general public; and

          WHEREAS, Executive and the Company desire to enter into this Agreement pertaining to the terms of the employment of Executive by the Company and the continued employment of the Executive by the Bank and the security the Company is providing to Executive with respect to his employment in lieu of the terms and conditions of the Prior Agreement;

          NOW, THEREFORE, the parties hereto agree as follows:

     1.   EMPLOYMENT OF EXECUTIVE.  The Company hereby employs Executive, and
          -----------------------
Executive hereby accepts employment with the Company, upon the terms and conditions hereinafter set forth, for the term set forth in Section 2 of this Agreement. Executive is employed by the Company to perform the duties of President and Chief Executive Officer of the Company and the Bank, and the Company shall cause the Bank to appoint Executive to such positions. The services to be performed by the Executive shall include those normally performed by the President and Chief Executive Officer of similar banking organizations and as directed by the Board of Directors of the Company, which are not inconsistent with the foregoing. It is the Company's present intention that the services to be performed by Executive shall be substantially similar to the services presently being performed by Executive. Executive agrees to devote his full business time to the rendition of such services, subject to absences for customary vacations and for temporary illnesses. The Company agrees that during the term of this Agreement (a) it will not reduce the Executive's job titles, status or responsibilities without the Executive's consent, (b) Executive shall not be required, without his express written consent, to be based anywhere other than within the St. Louis metropolitan area, except for reasonable business travel in connection with the Company's business, (c) Executive shall not be assigned duties materially inconsistent with his position, duties, responsibilities, and status as President and Chief Executive Officer of the Company and the Bank, (d) it will not change in any significant way the nature or scope of Executive's authority or his overall working environment, (e) it will not terminate any incentive compensation plan or arrangement, so that when considered in the aggregate and with any substitute plan or plans, the incentive plan or arrangement in which Executive is participating fail to provide him with substantially the same level of benefits, (f) it will not materially reduce the secretarial or other administrative support of the Executive, (g) it will not materially reduce the number or seniority of other Company personnel who report to Executive, or materially reduce the frequency with which, or the nature of the matters with respect to which, such personnel are to report to Executive, other than as part of a Company-wide reduction in staff; and (h) it will not reduce or adversely change the salary, perquisites, benefits, contingent benefits or vacation time which had theretofore been provided to the Executive. During the term of this Agreement, Executive also shall serve as an officer of any subsidiaries of the Company or the Bank without any additional compensation. Executive also may serve on boards of directors of charitable organizations and other business corporations and may request personal time off to attend to civic, charitable and personal investment activities, provided Executive notifies the Board of Directors of the Company concerning such service and activities, the Board of Directors does not disapprove them and such service and activities do not interfere with the discharge of Executive's management duties.

     2.   TERM OF EMPLOYMENT.  The term of this Agreement and of Executive's
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employment hereunder shall be for an initial period commencing on the date hereof (the "Commencement Date") and ending on the third anniversary of the date hereof, unless terminated earlier as provided in Sections 5, 6 and 7 hereof. Beginning on the date one year after the Commencement Date, and each anniversary of the Commencement Date thereafter but not including the expiration date of this Agreement (each such date is hereinafter referred to as an "Anniversary Date"), the Board of Directors of the Company may extend the term of this Agreement for a period of one year in addition to the then-remaining term, if any, by giving the

Executive written notice of such extension. Reference herein to the term of this Agreement shall refer to both the initial term and such extended term.


     3.   COMPENSATION.  The Company agrees to compensate (to the extent the
          ------------
Bank does not so compensate) the Executive for his services hereunder during the term of this Agreement by payment of a base salary at the annual rate of $132,500 in such monthly, semi-monthly or other payments as are from time to time applicable to other executive officers of the Bank. The Executive's salary may be increased from time to time during the term of this Agreement in the sole discretion of the Board of Directors of the Company, but Executive's salary shall not be reduced below the level then in effect. In addition, Executive shall be entitled to participate in incentive compensation plans or arrangements as may from time to time be established by the Company or the Bank on a basis consistent with the treatment of other executive officers of the Company or the Bank (but recognizing differences in responsibilities among executive officers). Executive also shall be entitled to receive any other bonus or discretionary compensation payments as the Board of Directors of the Company may determine from time to time.

     4.   ADDITIONAL BENEFITS - EXPENSES.  Executive shall be provided such
          ------------------------------
other benefits (including but not limited to medical, health, life and other insurance coverage) and shall be entitled to participate in such retirement plans of the Company and the Bank, as are generally made available to other executive officers of the Company or the Bank. During his employment, Executive also shall be entitled to customary vacations in accordance with vacation policies and practices of the Company or the Bank prevailing from time to time, and to reimbursement for reasonable expenses incurred on behalf of the Company or the Bank in accordance with the then prevailing policies and practices of the Company. Executive also shall be provided an automobile by the Company for his business and personal use (but Executive agrees to reimburse the Company for his personal use of the vehicle at a rate established by the Company). All payments under this Agreement shall be subject to all federal, state or local withholdings which may be required.

     5.   TERMINATION.
          -----------

          (A)  JUST CAUSE.  The Board of Directors of the Company may terminate
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the employment of Executive with the Company and the Bank at any time for "Just
Cause." "Just Cause" shall mean personal dishonesty, incompetence, willful misconduct or breach of a fiduciary duty involving personal profit in the performance of his duties under this Agreement, intentional failure to perform stated duties (provided that such nonperformance has continued for 10 days after the Company has given written notice of such nonperformance to the Executive and its intention to terminate Executive's employment because of such nonperformance), willful violation of any law, rule or regulation (other than traffic violations or similar offenses), final cease-and-desist order or material breach of any provision of this Agreement. If Executive's employment is terminated for "Just Cause", the Executive shall be entitled to receive his theretofore unpaid base salary for the period of employment up to the date of termination, but shall not be entitled to any compensation or employment benefits pursuant to this Agreement for any period after the date of termination.

          (B)  TERMINATION OR SUSPENSION OF EMPLOYMENT AS REQUIRED BY LAW.
               ----------------------------------------------------------
Notwithstanding anything in this Agreement to the contrary, the following provisions shall limit the obligation of the Company to continue employing Executive, but only to the extent required by the applicable regulations of the OTS (12 C.F.R. (S) 563.39), or similar succeeding regulations:

               (i) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. (S) 1818(e)(3) and (g)(1)), the Company's obligations under this Agreement shall be suspended as of the date of service of notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company may in its discretion (i) pay Executive all or part of the compensation withheld while its contract obligations hereunder were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended. If the Company does not pay Executive all of the compensation withheld while its contract obligations hereunder were suspended or does not reinstate in whole its obligations which were suspended, Executive may terminate his employment hereunder pursuant to Section 5(d) and such termination shall be considered as termination for "Good Reason."

               (ii) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. (S) 1818(e)(4) or (g)(1)) all obligations of the Company under this Agreement shall terminate as of the effective date of the order.

               (iii) If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations to Executive hereunder shall terminate as of the date of default, but such termination shall not affect any vested rights of Executive, the Company or the Bank.

               (iv) All obligations under this Agreement may be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee at the time the Federal Deposit Insurance Company enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act and (ii) by the Director, or his or her designee at the time the Director or such designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.

               (v) Termination under this Section 5(b) shall not affect other rights hereunder which are vested at the time of termination.

          (C)  VOLUNTARY TERMINATION.  Executive may terminate his employment
               ---------------------
hereunder at any time for any reason upon giving the Company written notice, at least ninety (90) days prior to termination of employment. Upon such termination, Executive shall be entitled to receive Executive's theretofore unpaid base salary for the period of employment up to the date of termination, but shall not be entitled to any compensation or employment benefits pursuant to this Agreement for any period after the date of termination.


          (D)  GOOD REASON.  Executive may terminate his employment hereunder at
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any time for "Good Reason." "Good Reason" shall be deemed to exist if Executive terminates his employment because, without his express written consent, the Company breaches any of the terms of this Agreement. If Executive terminates his employment for "Good Reason," Executive shall receive (i) his base salary under
Section 3 hereof through the then-remaining term of employment under Section 2 (calculated as if his employment had not been terminated under this Section 5(d)), which amount shall be paid in a lump-sum or in equal monthly installments at the discretion of Executive, (ii) his theretofore unpaid base salary and pro-rated incentive compensation for the period of employment up to the date of termination, (iii) medical and other insurance through the then remaining term of employment under Section 2 (calculated as if his employment had not been terminated under this Section 5(d)) consistent with the terms and conditions set forth in Section 4, (iv) any other benefits to which Executive is entitled by law or the specific terms of the Company's policies in effect at the time of termination of employment and (v) an amount equal to the product of the Company's or the Bank's annual aggregate contribution, for the benefit of Executive in the year preceding termination, to all qualified retirement plans in which Executive participated multiplied by three (calculated as if his employment had not been terminated under this Section 5(d)). The benefit in (v) under this Section 5(d) shall be in addition to any benefit payable from any qualified or non-qualified plans or programs maintained by the Company or the Bank at the time of termination. In no event, however, shall payments made to Executive under this Section 5(d) exceed three times Executive's average annual compensation (including base salary, commissions, bonuses, pension and profit sharing plan awards, retirement, director or committee fees and fringe benefits) for the most recent five taxable years.

          (E)  TERMINATION WITHOUT JUST CAUSE.  The Company may terminate
               ------------------------------
Executive's employment without Just Cause, in which case the Executive shall receive the amounts that would be paid Executive under Section 5(d) if he had terminated his employment for Good Reason.


          (F)  CHANGE IN CONTROL.  (i)  If, at any time after the date hereof, a
               -----------------
"Change in Control" (as hereinafter defined) occurs and within twelve (12) months thereafter Executive's employment is terminated by the Company other than for Just Cause or Executive terminates his employment for Good Reason, then Executive shall be entitled to the benefits provided below.

                    (A) The Company shall promptly pay to Executive an amount equal to the product of 2.99 times Executive's "base amount" as defined in
Section 280G(b)(3)
of the Code (such "base amount" to be derived from Executive's compensation paid by the Company and the Bank).

                    (B) For purposes of all employee benefit plans (including, but not limited to, health and life insurance and incentive, pension and retirement plans) of the Company and the Bank, Executive (and his dependents and beneficiaries, as the case may be) shall be given service credit for all purposes for, and shall be deemed to be an employee of the Company and the Bank during, the term of this Agreement set forth in Section 2 (calculated as if employment had not been terminated under this Section 5(f)), notwithstanding the fact that he is no longer an employee of the Company or the Bank; provided that, if the terms of any of such employee benefit plans do not permit such credit or deemed employee treatment, the Company or the Bank will make payments and distributions to Executive outside of the plans in amounts substantially equivalent to the payments and distributions Executive would have received pursuant to the terms of the plans and attributable to such credit or deemed employee treatment, had such credit or deemed employee treatment been permitted pursuant to the terms of the plans.

               (ii) (A) Anything in this Agreement to the contrary notwithstanding, it is the intention of the Company and Executive that no portion of any payment under this Agreement, or payments to or for the benefit of Executive under any other agreement or plan, be deemed an "Excess Parachute Payment" as defined in Section 280G of the Code, or its successors. It is agreed that the present value of and any payment to or for the benefit of Executive in the nature of compensation, receipt of which is contingent on the occurrence of a Change in Control, and to which Section 280G of the Code applies (in the aggregate "Total Payments") shall not exceed an amount equal to one dollar less than the maximum amount that the Company may pay without loss of deduction under
Section 280G(a) of the Code. Present value for purposes of this Agreement shall be calculated in accordance with Section 280G(d)(4) of the Code. Within sixty days (60) following the earlier of (1) the giving of notice of termination of employment or (2) the giving of notice by the Company to Executive of its belief that there is a payment or benefit due Executive, the Company, at the Company's expense, shall obtain the opinion of the Company's public accounting firm (the "Accounting Firm"), which opinion need not be unqualified, which sets forth: (a) the amount of the Base Period Income of Executive (as defined in Code Section
280G), (b) the present value of Total Payments and (c) the amount and present value of any excess parachute payments. In the event that such opinion determines that there would be an Excess Parachute Payment, the payment hereunder shall be modified, reduced or eliminated as specified by Executive in writing delivered to the Company within thirty (30) days of his receipt of such opinion or, if Executive fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculation set forth in such opinion there will be no Excess Parachute Payment. In the event that the provisions of Sections 280G and 4999 of the Code are repealed without succession, this Section shall be of no further force or effect.

                      (B) In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, Executive shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm under Section 5(f)(ii)(A)). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm shall be binding upon the Company and Executive.

               (iii) For purposes of Section 5(f) of this Agreement, a "Change in Control" shall be deemed to have occurred if:


                      (A)  a third person, including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934 (as in effect on the date hereof), becomes the beneficial owner of shares of the Company having 25% or more of the total number of votes that may be cast for the election of directors of the Company, including for this purpose any shares beneficially owned by such third person or group as of the date hereof; or

                      (B) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company. (In the event of any reorganization involving the Company in a transaction initiated by the Company in which the shareholders of the Company immediately prior to such reorganization become the shareholders of a successor or ultimate parent company of the Company resulting from such reorganization and the persons who were directors of the Company immediately prior to such reorganization constitute a majority of the Board of Directors of such successor or ultimate parent, no "Change in Control" shall be deemed to have taken place solely by reason of such reorganization, notwithstanding the fact that the Company may have become the wholly-owned subsidiary of another company in such reorganization and members of the Board of Directors of the Company may have become members of the Board of Directors of such successor company, and thereafter the term "Company" for purposes of this paragraph shall refer to such successor or ultimate parent company.); or

                      (C)  a third person, including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934 (as in effect on the date hereof), acquires control, as defined in 12 C.F.R. (S) 574.4, or any successor regulation, of the Company that would require the filing of an application for acquisition of control or notice of change in control in a manner set forth in 12 C.F.R. (S) 574.3, or any successor regulation.

     6.   DEATH OF EXECUTIVE.  If Executive shall die during the term of this
          ------------------
Agreement, his employment with the Company and this Agreement shall terminate and the Company shall pay to a beneficiary designated in writing by Executive, or in the absence of such designation,

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

to Executive's estate, the full amount of his theretofore unpaid base salary and pro-rated incentive compensation for the period of employment up to the date of termination, and the Company shall have no further obligations hereunder. The preceding sentence shall not be construed to limit any benefit payable in the event of the death of Executive under any applicable benefit plans or other arrangements.

     7.   DISABILITY OF EXECUTIVE.  If Executive becomes Totally and Permanently
          -----------------------
Disabled (as defined below) during the term of this Agreement, the Company may terminate Executive's employment and this Agreement, except Sections 8 and 9 hereof, by giving Executive written notice of such termination not less than 5 days before the effective date thereof. If Executive's employment and this Agreement are terminated pursuant to this Section 7, the Company shall pay to Executive his theretofore unpaid base salary and pro-rated incentive compensation for the period of employment up to the date of termination, and the Company shall have no further obligations to Executive under this Agreement.
The preceding sentence shall not be construed to limit any benefit payable to Executive under any applicable benefit plans or other arrangements. The Executive is Totally and Permanently Disabled for purposes of this Section 7 if he is disabled or incapacitated to the extent that he is unable to perform the duties of President and Chief Executive Officer of the Company or the Bank for more than three (3) consecutive months, and such disability or incapacity is expected to continue for more than three (3) additional months as certified by a medical doctor of Executive's own choosing and concurred in by a doctor of the Company's choosing.

     8.   COVENANT NOT TO COMPETE.  Executive acknowledges that the Company
          -----------------------
would be substantially damaged by an association of Executive with a depository institution that competes for customers with the Company, the Bank and any subsidiaries of the Company or the Bank. Without the consent of the Company, Executive shall not at any time during the term of this Agreement or Executive's employment, and for a period of three years thereafter (regardless of the reason for termination), (a) solicit any person who was a customer of the Company or the Bank or any of their subsidiaries during the two year period prior to the termination of this Agreement or Executive's employment hereunder for Executive or any other person, to offer the same products or render the same services to such customer as were provided or proposed to be provided by the Company or the Bank or any of their subsidiaries to such customer as of the time of termination of Executive's employment, (b) directly or indirectly, on Executive's behalf or in the service or on the behalf of others, render or be retained to render similar services as described in Section 1 hereof, whether as an officer, partner, trustee, consultant, or employee for any depository institution, which has a banking office located within 25 miles of any office of the Bank or any banking office of the Company as of the date of Executive's termination of employment, provided, however, that Executive shall not be deemed to have breached this undertaking if his sole relationship with any other such entity consists of his holding, directly or indirectly, an equity interest in such entity not greater than three percent (3%) of such entity's outstanding equity interest, or (c) actively induce or solicit any employees of the Company or the Bank to leave such employ. For purposes of this Section 8, "person" shall include any individual, corporation, partnership, trust, firm, proprietorship, venture or other entity of any nature whatsoever.

     9.   CONFIDENTIAL INFORMATION.  Executive acknowledges that he now has, and
          ------------------------
hereunder will have, access to important and confidential information regarding the business and services of the Company, the Bank and their subsidiaries, and that the disclosure to, or the use of such information by, any business in competition with the Company, the Bank or their subsidiaries shall result in substantial and undeterminable harm to the Company, the Bank and its subsidiaries. In order to protect the Company, the Bank and its subsidiaries against such harm and from unfair competition, Executive agrees with the Company that while employed by the Company and at any time thereafter, Executive will not disclose, communicate or divulge to anyone, or use in any manner adverse to the Company, the Bank or their subsidiaries any information concerning customers, methods of business, financial information or other confidential information of the Company, the Bank, or their subsidiaries, except for information as is in the public domain or ascertainable through common sources of public information (otherwise than as a result of any breach of this covenant by Executive).

     10.  LIMITATION ON TERMINATION OR DISABILITY PAY.  Any payments made to
          -------------------------------------------
Executive pursuant to this Agreement or otherwise are subject to and conditioned upon the compliance of such payments with 12 U.S.C. (S) 1828(k) and any regulations promulgated thereunder.

     11.  LEGAL FEES AND EXPENSES.  The Company shall pay all legal fees and
          ------------------------
expenses that Executive may incur in connection with his enforcement of the terms of this Agreement, but only if and after a legal judgment or settlement has been reached. Executive shall be entitled to receive interest thereon for the period of any delay in payment from the date such payment was due at the rate determined by adding two hundred basis points to the six-month Treasury Bill rate.

     12.  INQUIRIES REGARDING PROPOSED ACTIVITIES.  In the event Executive shall
          ---------------------------------------
inquire in writing of the Company whether any proposed action on the part of Executive would be considered by the Company to be prohibited by or in breach of the terms of this Agreement, the Company shall have 30 days after receipt of such notice to express in writing to Executive its position with respect thereof and in the event such writing shall not be given to Executive, such proposed action, as set forth in the writing of the Company, shall not be deemed to be a violation of or breach of this Agreement.

     13.  NO DUTY OF MITIGATION.  Executive shall not be required to mitigate
          ---------------------
the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by Executive as the result of employment by another employer, by retirement benefits after the date of termination or otherwise.

     14.  SUCCESSORS.  This Agreement may not be assigned by the Company except
          -----------
in connection with a merger involving the Company or a sale of substantially all of its assets (subject to the Change in Control provisions of Section 5(f)), and the obligations of the Company provided for in this Agreement shall be formally assumed by, and be the binding legal obligations of, any successor to the Company by purchase, merger, consolidation, or otherwise. This Agreement may not be assigned by Executive during his life, and upon his death will be binding upon and inure to the benefit of his heirs, legatees and the legal representatives of his estate.

     15.  NOTICE.  For the purposes of this Agreement, notices and all other
          ------
communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement (provided that all notices to the Company shall be directed to the attention of the Board of Directors of the Company with a copy to the Secretary of the Company), or to such other address as either party may have furnished to the other in writing in accordance herewith.

     16.  AMENDMENTS.  No amendment or additions to this Agreement shall be
          ----------
binding unless in writing and signed by all parties, except as herein otherwise provided.

     17.  SEVERABILITY.  The provisions of this Agreement shall be deemed
          -------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If, however, any provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, then the parties hereto shall in good faith amend this Agreement to include an alternative provision that accomplishes a similar result.

     18.  GOVERNING LAW.  This Agreement shall be governed by the laws of the
          -------------
United States to the extent applicable and otherwise by the internal laws of the State of Missouri.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                        EQUALITY BANCORP, INC.

                                        By: _____________________________
                                        Its:_______________________________


                                        EXECUTIVE


                                        __________________________________
                                        Richard C. Fellhauer




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